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                        CONSENT-COOPERS & LYBRAND L.L.P.

                                                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 (File No. 333-30581) filed on August 21, 1997 of our report dated March 21, 1997 except as to the information presented in Notes 10 and 11, for which the date is August 20, 1997, on our audit of the financial statements of Kendle International Inc. We also consent to the reference to our firm under the caption "Experts" and "Selected Financial Data".


                                                   /s/ Coopers & Lybrand LLP

Cincinnati, Ohio

August 20, 1997